Exhibit 10.5

                               TRUST AGREEMENT
                   IFG EXECUTIVE DEFERRED COMPENSATION PLAN

                      First Effective February 11, 1994

                               TRUST AGREEMENT
                  IFG EXECUTIVE DEFERRED COMPENSATION PLAN

                           TABLE OF CONTENTS

                                                     Page

SECTION 1.  INTRODUCTION                              2

SECTION 2.  ESTABLISHMENT OF TRUST                    4

SECTION 3.  PAYMENTS TO PLAN PARTICIPANTS AND
            THEIR BENEFICIARIES                       4

SECTION 4.  PAYMENTS TO COMPANY                       5

SECTION 5.  TRUSTEE RESPONSIBILITY REGARDING
            PAYMENTS TO TRUST BENEFICIARY WHEN
            COMPANY IS INSOLVENT                       5

SECTION 6.  INVESTMENT AUTHORITY                       6

SECTION 7.  DISPOSITION OF INCOME                      6

SECTION 8.  ACCOUNTING BY TRUSTEE                      6

SECTION 9.  RESPONSIBILITY OF TRUSTEE                  7

SECTION 10. COMPENSATION AND EXPENSES OF TRUSTEE       7

SECTION 11. RESIGNATION AND REMOVAL OF TRUSTEE         7

SECTION 12. APPOINTMENT OF SUCCESSOR                   8

SECTION 13. AMENDMENT OR TERMINATION                   8

SECTION 14. MISCELLANEOUS                              9

SECTION 15. EFFECTIVE DATE                             9

SIGNATURES                                             9

TRUST AGREEMENT
IFG EXECUTIVE DEFERRED COMPENSATION PLAN

THIS TRUST AGREEMENT, Made and entered into as of February 11, 1994, by and between INTER-REGIONAL FINANCIAL GROUP, INC., a Delaware corporation (hereinafter sometimes referred to as "IFG"), and First Trust National Association, a national banking association, as trustee (said trustee and its successor or successors in trust from time to time being hereinafter collectively referred to as the "Trustee"):

WHEREAS, IFG has established a nonqualified deferred compensation plan for the benefit of its eligible employees and eligible employees of affiliated corporations by the adoption of a document known as the "IFG EXECUTIVE DEFERRED COMPENSATION PLAN"
(the "Plan"); and

WHEREAS, IFG may from time to time hereafter amend, renew and extend such Plan; and

WHEREAS, the Plan is unfunded and is maintained by IFG primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

WHEREAS, IFG has determined that it will establish a trust fund which, subject to the claims of creditors of IFG, shall be held to pay such portion of the benefits under the Plans which IFG does not directly pay; and

WHEREAS, the creation of such a trust fund requires that IFG select a Trustee and enter into a Trust Agreement; and

WHEREAS, this is the Trust Agreement so contemplated; and

WHEREAS, the Trustee has agreed to serve as Trustee according to the terms of this Trust Agreement and the officers of IFG are authorized to execute this Trust Agreement on behalf of IFG;

NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree as follows:

SECTION 1

INTRODUCTION

1.1. Definitions. When used herein with initial capital letters, the following words have the following meanings:

1.1.1. Beneficiary - a person designated by a Participant (or automatically by operation of the Plan Statement) to receive any benefit remaining at the death of a Participant under the terms of the Plan Statement.

1.1.2. Change in Control -

(1) the public announcement (which, for purposes of this definition), shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than IFG or any of its subsidiaries, or the IFG Stock Bonus Plan or any other employee benefit plan of IFG or any of its subsidiaries, or any entity holding shares in IFG's Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of IFG's then outstanding voting securities in a transaction or series of transactions;

(2) the Continuing Directors cease to constitute a majority of IFG's Board of Directors;

(3) the shareholders of IFG approve (1) any consolidation or merger of IFG in which IFG is not the continuing or surviving corporation or pursuant to which shares of IFG's stock would be converted into cash, securities or other property, other than a merger of IFG in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of IFG; or (3) any plan of liquidation or dissolution of IFG; or

(4) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of IFG.

"Continuing Director" shall mean any person who is a member of the Board of Directors of IFG, while such a person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associated (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on the date of this Agreement or (B) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

For purposes of this Section, "Acquired Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of IFG representing 35% or more of the combined voting power of IFG's then outstanding securities, but shall not include IFG, any subsidiary of IFG or any employee benefit plan of IFG or of any subsidiary of IFG or any entity holding shares of IFG's Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

1.1.3. C ompany - Inter-Regional Financial Group, Inc., a
Delaware corporation, and any successor thereof that adopts the Plan.

1.1.4. Compensation Committee -  the Compensation and
Organization Committee of the Board of Directors of IFG or any successor Committee thereto established by such Board of Directors.

1.1.5. Fund - the assets held under this Trust Agreement by the Trustee from time to time, including all contributions of the Company and the investments and reinvestments, earnings and profits thereon.

1.1.6. Insolvent, Insolvency - the condition which exists when
Company is: (i) generally unable to pay its debts when they are due, or (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

1.1.7. Participant - an employee of the Company who has become and remains a participant in the Plan in accordance with the provisions of the Plan Statement.

1.1.8. Plan - the unfunded, nonqualified "IFG Executive Deferred Compensation Plan" of the Company which is established for the benefit of a select group of management or highly compensated employees eligible to participate therein, as set forth in the Plan Statement and as amended, renewed or extended from time to time.

1.1.9. Plan Statement - the separate written documents, as adopted by Company which sets forth the terms, conditions and provisions of the Plan, as the same may be amended, renewed or extended from time to time thereafter.

1.1.10. Trust Agreement - this written document entitled "TRUST
AGREEMENT, IFG EXECUTIVE DEFERRED COMPENSATION PLAN" entered into by and between Company and the Trustee effective as of February
11, 1994, as the same may be amended from time to time thereafter.

1.1.11. Trustee - the Trustee originally named hereunder and its successor in trust.

1.1.12. Valuation Date - each December 31.

1.2. Rules of Interpretation. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to this entire Trust Agreement and not to any particular paragraph or section of this Trust Agreement unless the context clearly indicates to the contrary. The titles given to the various sections of this Trust Agreement are inserted for convenience of reference only and are not part of this Trust Agreement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Trust Agreement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall be construed and enforced in accordance with the laws of the State of Minnesota.


SECTION 2

ESTABLISHMENT OF TRUST

2.1. Establishment Of Trust. Company hereby deposits with Trustee in trust $2,832,193.00, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement. The Company shall make additional deposits of cash or other property from time to time as it may determine in its sole and absolute discretion. Neither Trustee nor any Participant or beneficiary shall have any right to compel any additional deposits.

2.2. Fund Established. A Fund is hereby established by Company. The Fund shall be held by Trustee in trust and dealt with in accordance with the provisions of this Trust Agreement. This Trust Agreement is intended to create a trust which is a grantor trust within the meaning of section 671 of the Internal Revenue Code, as amended, and shall be construed accordingly. Subject to all other terms and provisions of this Trust Agreement, the Fund shall be held and disposed of:

2.2.1. For the purpose of paying benefits required to be paid under the Plan Statement to Participants and Beneficiaries, as provided in Section 3; and

2.2.2. To satisfy claims of creditors of Company in the event
Company is determined to be Insolvent; and

2.2.3. To return assets to Company which both are requested by Company and are determined by the Trustee to be in excess of amounts reasonably believed necessary to satisfy the claims of all Participants and Beneficiaries under the terms of the Plan, as provided in Sections 3 and 4.

2.3. Valuation. Trustee shall value the Fund as of each Valuation Date, which valuation shall reflect, as nearly as possible, the then fair market value of the assets comprising the Fund (including income accumulations therein).

2.4. Irrevocability of Trust. The Trust hereby established shall be irrevocable by Company.

SECTION 3

PAYMENTS TO PLAN PARTICIPANTS
AND THEIR BENEFICIARIES

3.1. Payments to Plan Participants -

3.1.1. Company shall deliver to Trustee from time to time one or more schedules (the "Payment Schedule") that indicate the amounts payable in respect of each Participant (and his or her Beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their Beneficiaries in accordance with the Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payments of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

3.1.2. The entitlement of a Participant or his Beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set forth in the Plan.

3.1.3. Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient. Trustee shall also notify the Company when and if any assets may be returned to the Company as provided in Section 2.2.3 hereof.

SECTION 4

PAYMENTS TO COMPANY

Except as provided in Section 2.2.3 and Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all benefits have been paid to all Participants and Beneficiaries pursuant to the terms of the Plan.

SECTION 5

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

5.1. Cease Payments. Trustee shall cease payment of benefits to Participants and Beneficiaries if the Company is Insolvent.

5.2. Claims of Creditors. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

5.2.1. The Compensation Committee shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants or Beneficiaries.

5.2.2. Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

5.2.3. If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Participants and Beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants and Beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

5.2.4 .Trustee shall resume the payment of benefits to Participants and Beneficiaries in accordance with Section 3 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

5.3. Resumption of Payments. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 5 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of payments, if any, made to Participants and Beneficiaries by Company pursuant to the Plan during any such period of discontinuance.

SECTION 6

INVESTMENT AUTHORITY

Trustee shall invest any funds transferred to it by Company in such manner as may reasonably be requested by Company. In the event Company fails to give such instructions to Trustee or Trustee determines such instructions are grossly unreasonable, Trustee shall then have full authority to invest any funds transferred to it by Company as Trustee sees fit, consistent with the terms and conditions of this Trust Agreement and the Plan. Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust, including voting rights with respect to any equity securities held by the Trust (including shares of IFG's Common Stock), shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants.

Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets, acceptable to Trustee, of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

SECTION 7

DISPOSITION OF INCOME

During the term of this Trust, all income received by the Trust, net of expenses and taxes, if any, shall be accumulated and reinvested in accordance with the terms hereof.

SECTION 8

ACCOUNTING BY TRUSTEE

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty
(60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 9

RESPONSIBILITY OF TRUSTEE

9.1 General Duty of Care. Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and any person, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

9.2. Litigation Expenses. If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

9.3 Use of Counsel. Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

9.4 Use of Agents. Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

9.5. General Grant of Authority. Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

9.6. No Business Obligation. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

SECTION 10

COMPENSATION AND EXPENSES OF TRUSTEE

Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 11

RESIGNATION AND REMOVAL OF TRUSTEE

11.1. Resignation. Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless Company and Trustee agree otherwise.

11.2. Removal. Trustee may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustee

11.3. Change in Control. Upon a Change in Control, as defined herein, Trustee may not be removed by Company for ninety (90) days. If for any reason Trustee resigns or is removed within ninety (90) days of a Change in Control, Trustee shall select a successor Trustee in accordance with the provisions of
Section 12.2 hereof prior to the effective date of Trustee's resignation or removal.

11.4. Transfer of Assets. Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

11.5. Court Appointment. If Trustee resigns or is removed, a successor shall be appointed, in accordance with the terms hereof. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 12

APPOINTMENT OF SUCCESSOR

12.1. New Trustee. If Trustee resigns or is removed in accordance with Section 11 hereof,the Compensation Committee may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under Minnesota law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

12.2. Change in Control. Upon a Change in Control, if Trustee resigns or is removed and selects a successor Trustee pursuant to
Section 11.3, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under Minnesota law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

12.3. Successor Trustee Not Liable. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to the terms hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 13

AMENDMENT OR TERMINATION

13.1. Amendment. This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable. Notwithstanding the foregoing, after a Change in Control, and prior to the time that all liabilities to all Participants and all Beneficiaries under the Plan have been satisfied in full, no amendment to this Trust Agreement shall be effective without the affirmative, prior written concurrence of all Participants and all Beneficiaries of deceased Participants (determined as of the time any such amendment is to be adopted).

13.2. Termination. Subject to Company's powers set forth in Sections 13.1 hereof, which may not be exercised to commence an early termination of the Trust, the Trust shall not terminate until the date on which all Participants and Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Notwithstanding the foregoing, Company may terminate the Trust prior to the satisfaction of all such benefits if Company obtains the prior written concurrence of Participants and Beneficiaries of deceased Participants (determined as of the time of such termination) whose accounts are credited with seventy-five percent (75%) of all of the assets of the Trust. All assets remaining a part of the Trust at its termination shall be returned to Company.

SECTION 14

MISCELLANEOUS

14.1. Separability. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

14.2. Spendthrift Provision. Benefits payable to Participants and Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

SECTION 15

EFFECTIVE DATE

The effective date of this Trust Agreement shall be February 11, 1994.


IN WITNESS WHEREOF, each of the parties hereto has caused this Trust Agreement to be executed as of the day and year first above written.


INTER-REGIONAL FINANCIAL  GROUP, INC.

By   Connie L. Bush               By   Daniel J. Reuss
     -------------------------         -------------------------
Its  Vice President               Its  Senior Vice President

FIRST TRUST NATIONAL ASSOCIATION

By   Beth A. Mega                 By   Dale M. Schumacher
     -------------------------         -------------------------
Its  Vice President               Its  Vice President